Exhibit (g)(6)(a)

                                                             [LOGO] STATE STREET

                      STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                        SCUDDER KEMPER INVESTMENTS, INC.
       (See attached lists of mutual funds and Scudder Trust Co. accounts)

--------------------------------------------------------------------------------

CUSTODY SERVICE
---------------

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

The custody fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets for the entire fund complex.

                                  ANNUAL FEES
                                  -----------

I.   DOMESTIC ASSETS                                       .25 Basis Points
     ---------------

II.  PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
     -----------------------------------------------

     Depository Settlements (DTC, PTC, Fed Reserve)        $4.00
     New York Physical Settlements                         $25.00
     State Street Bank Repos                               $4.00
     Wire Fees                                             $5.00
     All Other Trades                                      $12.00
     Third Party FX                                        $50.00
     Third Party Security Lending                          $12.00


III. GLOBAL ASSETS
     -------------

Group A     Group B     Group C     Group D     Group E     Group F     Group G     Group H     Group I     Group J     Group K
----------------------------------------------------------------------------------------------------------------------------
Canada      Australia   Belgium     Hong Kong   Austria     Indonesia   Argentina   Chile       Bangladesh  Columbia    Botswana

            Denmark     France      Netherlands Finland     Philippines Brazil      Greece      China       Hungary     Cyprus

            Euroclear   Ireland     Norway      Malaysia    Portugal    Czech       Israel      Ecuador     Peru        Ghana
                                                                        Republic

            Germany     Italy       Spain       Mexico      S. Korea    Taiwan      Poland      Egypt                   Kenya

            Japan       New         Sweden      Singapore   Thailand    Turkey      Slovak      India                   Russia
                        Zealand                                                     Republic

            U.K.        South                                                                   Jordan                  Uruguay
                        Africa

                        Switzerland                                                             Luxembourg              Zimbabwe

                                                                                                Mauritius

                                                                                                Morocco

                                                                                                Namibia

                                                                                                Pakistan

                                                                                                Sri Lanka

                                                                                                Tunisia

                                                                                                Venezuela

                                                                                                Zambia



Holding Asset Charges in Basis Points (Annual Fee)
--------------------------------------------------

Group A   Group B   Group C   Group D   Group E   Group F   Group G   Group H   Group I   Group J   Group K
-----------------------------------------------------------------------------------------------------------

1.0       2.0       3.0       5.0       7.0       13.0       20.0     30.0      35.0      40.0      45.0
-----------------------------------------------------------------------------------------------------------

IV.  PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
     -----------------------------------------------

Group A     Group B     Group C     Group D     Group E     Group F     Group G
--------------------------------------------------------------------------------
Canada      Denmark     Australia   Argentina   Brazil      Bangladesh  Russia

            Euroclear   Belgium     Austria     Chile       Botswana

            Germany     New         Finland     China       Colombia
                        Zealand

            Japan       France      Hong Kong   Ecuador     Cyprus

            S. Africa   Italy       Indonesia   Egypt       Czech
                                                            Republic

            Sweden      Mexico      Ireland     Israel      Ghana

            U.K.        Netherlands Malaysia    Luxembourg  Greece

                                    Philippines Morocco     Hungary

                        Switzerland Portugal    Norway      India

                                    S. Korea    Peru        Jordan

                                    Spain       Poland      Kenya

                                    Taiwan      Singapore   Mauritius

                                    Thailand    Sri Lanka   Namibia

                                                Turkey      Pakistan

                                                Zambia      Slovak
                                                            Republic

                                                            Tunisia

                                                            Uruguay

                                                            Venezuela

                                                            Zimbabwe


Group A    Group B    Group C    Group D    Group E    Group F    Group G
--------------------------------------------------------------------------------
$25        $35        $50        $75        $100       $125       $250
--------------------------------------------------------------------------------


V.   OPTIONS
     -------

Option charge for each option written or closing contract,
  per issue, per broker                                             $25.00

Option expiration charge, per issue, per broker                     $15.00

Option exercised charge, per issue, per broker                      $15.00

VI.  SPECIAL SERVICES
     ----------------

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures and other special items will be negotiated separately.

VII. EARNINGS CREDIT
     ---------------

A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

VIII. OUT-OF-POCKET EXPENSES
      ----------------------

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

Telephone                                   Transfer Fees
Registration Fees                           Sub-custodian Charges
Postage and Insurance                       Price Waterhouse Audit Letter
Courier Service                             Federal Reserve Fee for Return Check
Duplicating                                   items over $2,500 -$4.25 each
Legal Fees                                  GNMA Transfer -- $15.00 each
Supplies Related to Fund Records            Stamp Duties
Rush Transfer -- $8.00 each









SCUDDER KEMPER INVESTMENTS, INC.               STATE STREET BANK & TRUST COMPANY
--------------------------------               ---------------------------------

By:                                            By:
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Title:                                         Title:
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Date:                                          Date:
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